UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2017

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2017, CNO Financial Group, Inc. (the “Company”) entered into an amendment and restatement agreement (the “Amendment Agreement”) with respect to its revolving credit agreement, dated as of May 19, 2015 (as amended by the Amendment Agreement, the “Amended Credit Agreement”), among the Company, KeyBank National Association, as administrative agent, and the lenders from time to time party thereto. The Amendment Agreement, among other things, increases the total commitments available under the revolving credit facility from $150.0 million to $250.0 million, increases the aggregate amount of additional incremental loans the Company may incur from $50.0 million to $100.0 million and extends the maturity date of the revolving credit facility from May 19, 2019 to the earlier of October 13, 2022 and the date that is six months prior to the maturity date of the Company’s 4.50% senior notes due 2020, which is November 30, 2019. The amount drawn under the Amended Credit Agreement continues to be $100.0 million.
The interest rate applicable to loans under the Amended Credit Agreement continues to be calculated as the eurodollar rate or the base rate, at the Company’s option, plus a margin based on the Company’s unsecured debt rating. The margins under the Amended Credit Agreement range from 1.375% to 2.125%, in the case of loans at the eurodollar rate, and 0.375% to 1.125%, in the case of loans at the base rate. The commitment fee under the Amended Credit Agreement continues to be based on the Company’s unsecured debt rating.
Additionally, the Amended Credit Agreement revises the debt to total capitalization ratio that the Company is required to maintain from not more than 30% to not more than 35%. The Amended Credit Agreement continues to contain certain other restrictive covenants with which the Company must comply.
The foregoing description of the Amendment Agreement and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
On October 16, 2017, the Company issued a press release announcing the aforementioned amendment to its revolving credit agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01(d).	Financial Statements and Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

10.1
First Amendment and Restatement Agreement, dated as of October 13, 2017, among CNO Financial Group, Inc., the lenders party thereto and KeyBank National Association, as administrative agent for the lenders, in respect of the Credit Agreement, dated as of May 19, 2015, among CNO Financial Group, Inc., the lenders from time to time party thereto, and KeyBank National Association, as administrative agent for the lenders.

99.1	Press release of CNO Financial Group, Inc. dated October 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: October 16, 2017
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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